Exhibit 32.1

Section 1350 Certifications

In connection with the Quarterly Report on Form 10-Q (the “Report”) of Premier Exhibitions, Inc. (the “Company”) for the quarter ended May 31, 2012, Samuel S. Weiser, the Chief Executive Officer, and Michael J. Little, Chief Financial Officer of the Company, each certifies that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 13, 2012	/s/ Samuel S. Weiser
Samuel S. Weiser, President and Chief Executive Officer (Principal Executive Officer)

Dated: July 13, 2012	/s/ Michael J. Little
Michael J. Little, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.